UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 21, 2018, William Lyon Homes, Inc. (the “Borrower”), a California corporation and a wholly-owned subsidiary of William Lyon Homes, a Delaware corporation (the “Parent” and together with the Borrower, the “Company”), and the Parent entered into a new credit agreement providing for an unsecured revolving credit facility of up to $325.0 million (the “Facility”) with the lenders party thereto (each a “Lender” and together, the “Lenders”), which Facility replaces the Company’s previous $170 million revolving credit facility, as described below. The Facility was arranged by JPMorgan Chase Bank, N.A. (“JPMorgan”), who will serve as the administrative agent and is a Lender. The Company has banking relationships in the ordinary course of its business with JPMorgan and with certain of the other Lenders. In addition, JPMorgan and its affiliates, and the other Lenders and their respective affiliates, have in the past performed commercial banking, investment banking, underwriting, and/or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses, and may, from time to time, engage in transactions with and perform services for the Company for which they may receive customary fees and reimbursement of expenses.

The Facility will mature on May 21, 2021, unless terminated earlier pursuant to the terms of the Facility. The Facility contains an uncommitted accordion feature under which its aggregate principal amount can be increased to up to $500.0 million under certain circumstances, as well as a sublimit of $50.0 million for letters of credit. The Facility contains various covenants, including financial covenants relating to tangible net worth, leverage, liquidity and interest coverage, as well as a limitation on investments in joint ventures and non-guarantor subsidiaries.

The Facility also contains customary events of default, subject to cure periods in certain circumstances, including: nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; and certain bankruptcy and other insolvency events. The occurrence of any event of default could result in the termination of the commitments under the Facility and permit the Lenders to accelerate payment on outstanding borrowings under the Facility and require cash collateralization of outstanding letters of credit. If a Change of Control (as defined in the Facility) occurs, the Lenders may terminate the commitments under the Facility and require that the Borrower repay outstanding borrowings under the Facility and cash collateralize outstanding letters of credit. Interest rates on borrowings generally will be based on either LIBOR or a base rate, plus the applicable spread. The commitment fee on the unused portion of the Facility currently accrues at an annual rate of 0.50%.

Borrowings under the Facility, the availability of which is subject to a borrowing base formula, are required to be guaranteed by the Parent and certain of the Parent’s wholly-owned subsidiaries (such subsidiaries, the “Guarantors”), and may be used for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On May 21, 2018, concurrently and in connection with its entry into the Facility, the Company terminated that certain Second Amended and Restated Credit Agreement dated as of July 1, 2016 with Credit Suisse AG (“Credit Suisse”), as administrative agent, and the other lenders party thereto, including JPMorgan (as subsequently supplemented, amended and/or restated, the “Existing Credit Agreement”). The Company repaid all aggregate principal amount outstanding under the Existing Credit Agreement through new borrowings under the Facility in satisfaction of all outstanding obligations under the Existing Credit Agreement, and all liens granted in connection with the Existing Credit Agreement have been released. A description of the Existing Credit Agreement is set forth under the heading “Management Discussion & Analysis—Financial Condition and Liquidity—Revolving Credit Facility” in the Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the Securities Exchange Commission (the “SEC”) on May 10, 2018, which description is incorporated herein by reference.

The Company has banking relationships in the ordinary course of its business with Credit Suisse and with certain of the other Lenders, including JPMorgan. In addition, Credit Suisse, JPMorgan, and their respective affiliates, and the other Lenders and their respective affiliates, have in the past performed commercial banking, investment banking, underwriting, and/or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses, and may, from time to time, engage in transactions with and perform services for the Company for which they may receive customary fees and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2018 Annual Meeting of stockholders on May 24, 2018 (the “Annual Meeting”). As of the close of business on March 29, 2018, the record date for eligibility to vote at the Annual Meeting, there were 34,454,130 shares of Class A Common Stock, $0.01 par value per share, and 4,817,394 shares of Class B Common Stock, $0.01 par value per share, issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock was entitled to one (1) vote per share, and each share of Class B Common Stock was entitled to five (5) votes per share. Accordingly, as of the record date, the total voting power of all of the shares of the Company’s common stock entitled to vote at the Annual Meeting was 58,541,100 votes. There were present in person or represented by proxy at the Annual Meeting stockholders holding an aggregate of 35,562,407 shares of common stock representing 90.55% of the issued and outstanding shares of common stock of the Company, which shares held 54,831,984 votes, representing 93.66% of the total voting power of common stock of the Company, in each case which were entitled to vote at the Annual Meeting as determined on the record date.

(b) At the Annual Meeting, the stockholders of the Company:

(1) Elected all seven (7) of the Company’s nominees for director, with voting results as follows:

Name	Votes Cast For	Votes Withheld	Broker Non-Votes
Douglas K. Ammerman	52,394,977	818,775	1,618,232
Thomas F. Harrison	52,486,128	727,624	1,618,232
Gary H. Hunt	52,429,603	784,149	1,618,232
William H. Lyon	52,328,843	884,909	1,618,232
Matthew R. Niemann	52,543,861	669,891	1,618,232
Lynn Carlson Schell	52,544,066	669,686	1,618,232
Matthew R. Zaist	52,355,510	858,242	1,618,232

Based on the foregoing votes, each of the seven nominees named in the table above was elected and will serve as a director until the 2019 annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal.

(2) Approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
42,397,012	7,638,953	3,177,787	1,618,232

(3) Ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018, with voting results as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
54,759,710	70,610	1,664	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Credit Agreement, dated May 21, 2018, among William Lyon Homes, Inc., a California corporation, as Borrower, William Lyon Homes, a Delaware corporation, as Parent, each subsidiary of the Borrower party thereto, the lenders listed on Schedule 1 thereto, and JPMorgan Chase Bank, N.A, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President and Chief Financial Officer